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                                                                   Exhibit 10.1

                          PURCHASE AND SALE AGREEMENT
                          ----------------------------


         THIS PURCHASE AND SALE AGREEMENT is made and entered into this 19th day of September, 1996, by and between CUMBERLAND HEALTHCARE, L.P. I-C, a Delaware limited partnership doing business in Ohio as CUMBERLAND HEALTHCARE, LIMITED PARTNERSHIP, I-C ("Seller") and ARBOR HEALTH CARE COMPANY, a Delaware corporation ("Purchaser").

                           W I T N E S S E T H, That:
                           --------------------------

         WHEREAS, Purchaser leases a certain nursing home facility from Seller pursuant to a Lease (hereafter defined) which contains an option to purchase the leased property; and

         WHEREAS, Purchaser desires to purchase the Nursing Home (hereafter defined) and Seller desires to sell the Nursing Home to Purchaser; and

         WHEREAS, the parties desire to provide for said purchase and sale on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution hereof, the parties hereto do hereby agree as follows:

         1. DEFINITIONS AND MEANINGS. In addition to any other terms whose definitions are fixed and defined by this Agreement, each of the following defined terms, when used in this Agreement with an initial capital letter, shall have the meaning ascribed thereto by this Section:

                  "Agreement" means this Purchase and Sale Agreement, together with all exhibits attached hereto.

                  "Calculation of Percentage Rent" is defined in the Lease (as hereinafter defined).

                  "Closing" means the consummation of the purchase and sale contemplated by this Agreement by the deliveries required under Section 7 hereof.

                  "Closing Date" means the time and date, established under Subsection 7.1 hereof, when the purchase and sale contemplated by this Agreement is to be consummated, as such date may be extended by mutual agreement of the parties or pursuant to the provisions of this Agreement.

                  "Earnest Money" means the amount deposited by Purchaser as provided in Section 4 hereof and earnings thereon.

                  "Employee Benefits" is defined in the Lease.

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                  "Escrow Agent" means Lawyers Title Insurance Corporation.

                  "Execution Date" means the date on which this Agreement is duly executed by Purchaser and first delivered to and received by Seller; and such date shall be inserted in the preamble on the first page of this Agreement.

                  "Impositions" is defined in the Lease.

                  "Lease" means that certain Facility Lease (Hillcrest Facility) entered into by and between Seller, as lessor therein, and Purchaser, as lessee therein, dated as of February 1, 1989, as amended by that certain First Amendment to the Facility Lease (Hillcrest Facility), dated November 15, 1991, effective as of January 1, 1991.

                  "Legal Requirements" is defined in the Lease.

                  "Minimum Rent" is defined in the Lease.

                  "Nursing Home" means that certain nursing home facility and the land upon which the facility is located described on Exhibit "A" attached hereto and incorporated herein by reference.

                  "Officer's Certificate" is defined in the Lease.

                  "Percentage Rent" is defined in the Lease.

                  "Permitted Exceptions" means (i) those encumbrances which Purchaser, as lessee of the Nursing Home, has created or agreed pursuant to the terms of the Lease to pay or discharge, (ii) the items shown on Exhibit "B" attached hereto, (iii) any other encumbrances permitted to be imposed on the Nursing Home under the provisions of
         Section 36.1 of the Lease which are assumable at no cost to Purchaser or to which Purchaser may take subject without cost to Purchaser, (iv) taxes for any year subsequent to 1988, and (v) any Title Objections to which Purchaser fails to object prior to the thirty (30) day review period provided in Subsection 5.1 hereof or which Purchaser waives pursuant to Section 5 hereof.

                  "Pre-Tax Income" is defined in the Lease.

                  "Project Expenses" is defined in the Lease.

                  "Purchase Price" means the amount which Purchaser shall pay to consummate the purchase and sale of the Nursing Home set forth in Subsection 3.1 hereof.

                  "Rent" is defined in the Lease.


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                  "Title Objection" and "Title Objections" mean any deeds to secure debt, mortgages, liens, financing statements, security interests, easements, leases, restrictive covenants, agreements, options, claims, clouds, encroachments, rights, taxes, assessments, mechanics' or materialmen's liens (inchoate or perfected), liens for federal or state income, estate or inheritance taxes and other encumbrances of any nature whatsoever, whether existing of record or otherwise, together with any and all matters of any kind or description, including, without limitation, matters of survey and any litigation or other proceedings affecting Seller and which affects title to the Nursing Home, or the right, power and authority of Seller to convey to Purchaser fee simple, good and marketable and insurable title to the Nursing Home, in accordance with the terms of this Agreement.

                  2. SALE AND PURCHASE. Seller agrees to sell the Nursing Home to Purchaser on the terms and conditions contained in this Agreement, and Purchaser agrees to purchase the Nursing Home from Seller on the terms and conditions contained in this Agreement.

                  3. PURCHASE PRICE.

                  3.1 AMOUNT OF PURCHASE PRICE. The Purchase Price for the Nursing Home shall be Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000), subject to any adjustments provided for herein.

                  3.2 PAYMENT OF PURCHASE PRICE. Purchaser shall pay the balance of the Purchase Price to Seller in cash at Closing, by federal funds wire transfer to Seller's bank in accordance with instructions given by Seller.

                  4. EARNEST MONEY.

                  4.1 AMOUNT OF EARNEST MONEY. Purchaser will deposit the sum of Five Thousand Dollars ($5,000) with Escrow Agent as Earnest Money pursuant to an escrow agreement in the form attached hereto as Exhibit "C", or such other form as is reasonably acceptable to Purchaser, Seller and Escrow Agent (the "Escrow Agreement"). Escrow Agent shall tender the Earnest Money to Seller on the Closing Date and the Earnest Money shall be applied and credited in reduction of the Purchase Price. If Purchaser validly exercises any right or option under this Agreement to rescind, cancel or terminate this Agreement or Seller terminates this Agreement pursuant to Subsection 12.2, the Earnest Money shall be immediately paid over and refunded to Purchaser, whereupon this Agreement shall be of no further force or effect, and the parties hereto shall have no further rights, duties or obligations hereunder, except as otherwise expressly provided herein. Escrow Agent shall invest the Earnest Money and disburse the same in accordance with the terms, conditions and provisions of the Escrow Agreement.


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     5. TITLE EXAMINATION AND OBJECTIONS.

     5.1 TITLE EXAMINATION. Within twenty (20) days of the Execution Date, Purchaser shall have Seller's title to the Nursing Home examined and a commitment to insure Purchaser's title thereto issued by Escrow Agent (the "Title Commitment") and, if desired, shall have the Nursing Home accurately surveyed and inspected, and Purchaser shall thereupon give written notice to Seller of any Title Objections which are unacceptable to Purchaser. If, prior to the twentieth (20th) day after the Execution Date, Purchaser fails to give any such notice with respect to any Title Objections, then Purchaser shall be deemed to have waived such Title Objections and shall take title subject to all matters of record as of the twentieth (20th) day after the Execution Date. If Purchaser notifies Seller of Title Objections under this Section, Seller may, within five
(5) business days of such notice, notify Purchaser that it will terminate this Agreement, whereupon the Earnest Money shall be immediately paid over and refunded to Purchaser and this Agreement shall be of no further force or effect, and the parties hereto shall have no further rights, duties or obligations hereunder, except as otherwise expressly provided herein.

     5.2 FAILURE TO CORRECT TITLE OBJECTIONS. IN the event Seller has not terminated this Agreement pursuant to Subsection 5.1, and fails to satisfy or correct any Title Objection of which it was notified pursuant to Subsection 5.1, on or before the Closing Date, then the Closing Date shall be extended for a period not to exceed forty-five (45) days to allow Seller to cure such Title Objection; provided, however, that in no event shall Seller be required to expend more than Ten Thousand Dollars ($10,000) to satisfy or correct Title Objections. In the event the cost to satisfy or correct Title Objections is expected to exceed Ten Thousand Dollars ($10,000), Seller shall, on or before the Closing Date, have the right to terminate this Agreement, whereupon the Earnest Money, to the extent paid, shall be immediately paid over and refunded to Purchaser and this Agreement shall be of no further force and effect, and the parties hereto shall have no further rights, duties or obligations hereunder.

     6. COVENANTS, REPRESENTATIONS AND WARRANTIES.

         6.1 As an inducement to Purchaser to enter into this Agreement and to purchase the Nursing Home, Seller covenants, represents and warrants to Purchaser, as follows:

                  6.1.1 TITLE AND AUTHORITY. Seller has fee simple title to the Nursing Home and has the right, power and authority to enter into this Agreement and the right, power and authority to convey the Nursing Home in accordance with the terms and conditions of this Agreement subject to state law governing change of control of nursing homes, including licensure, certificate of need and other laws governing ownership and transfer of healthcare facilities.

                  6.1.2 LITIGATION. To the best of the knowledge of the officers of RJ Health Properties, Inc. (the Managing General Partner of the General Partner of Seller), Seller has received no notice of, and there is not, any action, suit or proceeding

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         pending or threatened in writing against, by or affecting Seller's right to transfer the Nursing Home or the title of the Nursing Home.

                  6.1.3 NURSING HOME CONVEYED "AS IS". Purchaser has operated the Nursing Home as manager and lessee for a number of years and is more familiar with the physical condition of the Nursing Home and its operations than is Seller. Furthermore, under the terms of the Lease, Purchaser is responsible for maintenance of the Nursing Home and licensure compliance. Therefore:

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SUBSECTION 6.1, IT IS UNDERSTOOD AND AGREED THAT SELLER DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE NURSING HOME, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE LIMITED WARRANTY DEED TO BE DELIVERED AT CLOSING), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, PROPERTY VALUE, OPERATING HISTORY, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE NURSING HOME. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SUBSECTION 6.1, PURCHASER AGREES THAT WITH RESPECT TO THE NURSING HOME, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR SELLER'S AGENTS OR EMPLOYEES. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER OF NURSING HOMES AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND EXPERIENCE WITH THE NURSING HOME AND THAT OF PURCHASER'S CONSULTANTS, AND ITS OWN KNOWLEDGE, INSPECTIONS AND INVESTIGATIONS OF THE NURSING HOME, INCLUDING, BUT NOT LIMITED TO, THE OPERATING, PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME, AND, UPON CLOSING, ASSUME THE RISK OF ALL ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE OPERATING, PHYSICAL, LICENSURE AND ENVIRONMENTAL CONDITIONS. PURCHASER SHALL HAVE THE RESPONSIBILITY AND RISK OF OBTAINING LICENSES, PERMITS, CONSENTS AND APPROVALS OF ALL QUASI GOVERNMENTAL AND GOVERNMENTAL ENTITIES (OTHER THAN SELLER'S APPROVAL OF ITS SOLICITATION OF ITS LIMITED PARTNERS), WHICH ARE NECESSARY OR DESIRABLE TO CONSUMMATE THE SALE AND TRANSFERS CONTEMPLATED BY THIS AGREEMENT AND PURCHASER'S INTENDED OPERATIONS AFTER CLOSING.

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EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SUBSECTION 6.1,
PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE NURSING HOME "AS IS, WHERE IS," WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE NURSING HOME BY SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SUBSECTION 6.1 SHALL EXPRESSLY SURVIVE THE CLOSING AND NOT MERGE THEREIN.

         6.2 As an inducement to Seller to enter into this Agreement and to sell the Nursing Home, Purchaser covenants, represents and warrants to Seller as follows:

                  6.2.1 That Purchaser, as lessee under the Lease, has properly computed and reported to Seller all amounts due to Seller under the Lease and has fully paid to Seller all Rent, including all Percentage Rent, due under the Lease for all fiscal years of the Lease which ended prior to the date hereof.

                  6.2.2 Within thirty (30) days of the date hereof Purchaser shall deliver an Officer's Certificate as required by Section 3.2 of the Lease setting forth Pre-Tax Income and the Calculation of Percentage Rent for each fiscal year ended prior to the date hereof which certificate must confirm the representation and warranty in Paragraph 6.2.1 hereof or be accompanied by a payment of any Percentage Rent disclosed as due by the Officer's Certificate.

7. THE CLOSING.

         7.1 CLOSING DATE. The Closing shall be held on or before September 30, 1996 (subject to being extended as provided in Subsection 5.2 hereof), at the offices of Roberts, Isaf & Summers, Suite 1100, 500 Northpark Town Center, 1100 Abernathy Road, N.E., Atlanta, Georgia 30328 (or such earlier date and time designated by Purchaser by written notice delivered to Seller not less than five
(5) business days prior to the Closing Date). Notwithstanding the above, Purchaser shall use its best efforts to close the transaction contemplated hereby on or before September 20, 1996.

         7.2 DELIVERIES AT CLOSING. On the Closing Date, the Closing shall occur as follows, subject to satisfaction of all of the terms and conditions of this
Agreement:

                  (a) Seller shall convey the Nursing Home to Purchaser free and clear of liens, claims and encumbrances other than the Permitted Exceptions, by a limited warranty deed duly executed, witnessed and notarized and in recordable form.

                  (b) Seller shall deliver to Purchaser a limited warranty of title bill of sale conveying to Purchaser all appliances, furnishings, equipment and other personal

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         property owned by Seller and located at and used in connection with the operation of the Nursing Home.

                  (c) Concurrently with Seller's deliveries at the Closing, Purchaser shall pay to Seller the Purchase Price as provided in Subsection 3.2 hereof.

                  (d) Purchaser shall deliver to Seller an opinion of Purchaser's counsel, in form and substance acceptable to Seller, as to the due execution, binding effect and enforceability of the Assumption Agreement (as hereinafter defined), the Mutual Release (as hereinafter defined) and this Agreement.

                  (e) Seller shall deliver to Purchaser an opinion of Seller's counsel in form and substance acceptable to Purchaser as to the due authorization, execution, binding effect and enforceability of this Agreement. Counsel's opinion as to authorization shall not have as an exception securities laws applicable to the vote of Seller's limited partners.

                  (f) Concurrently with Seller's deliveries at Closing, Purchaser and Seller shall execute and deliver an Assignment and Assumption Agreement in the form attached hereto as Exhibit "D" (the "Assumption Agreement") pursuant to which Purchaser will assume the matters described therein.

                  (g) Concurrently with Closing, Purchaser and Seller shall execute and deliver the Mutual Release and Lease Termination Agreement in the form attached hereto as Exhibit "E" (the "Mutual Release").

                  (h) Purchaser shall deliver to Seller the Officer's Certificates, required by Section 3.2 of the Lease, for the Ending Pro Rated Period, as defined by the Lease, and pay all Percentage Rent due under the Lease.

                  (i) In addition to all documents, instruments and agreements expressly provided for herein, Purchaser and Seller shall execute and/or provide such other documents as may be reasonably required by counsel for either party to effectuate the purposes of this Agreement.

         7.3 CLOSING COSTS. At the Closing, Purchaser shall pay (i) all recording and filing fees for all recordable instruments executed and delivered by the parties at the Closing pursuant to the terms hereof, (ii) the transfer tax due with respect to the limited warranty deed by which the Nursing Home is conveyed to Purchaser, (iii) any title examination fees or charges incurred by Purchaser, (iv) all premiums for any owner's or lender's title insurance policy or policies obtained by Purchaser, (v) the cost of any survey obtained by Purchaser and fees and expenses of any surveyor which Purchaser retains, (vi) the cost of any environmental assessments obtained by Purchaser, (vii) the fees and expenses of Seller's and Purchaser's attorneys, and (viii) any other costs and expenses incurred in connection with the Closing.

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         7.4 PRORATIONS.

                  7.4.1 Because Purchaser, as lessee under the Lease, has the obligation to pay all operating expenses and taxes on and with respect to the Nursing Home, there will be no proration of, and Purchaser shall assume and pay, all (i) state, city and/or county ad valorem taxes due with respect to the Nursing Home; (ii) all expenses and utility charges in respect of the Nursing Home for all time periods through the day prior to Closing; and (iii) salaries, taxes, fringe benefits and accrued vacation and sick leave and similar items accrued with respect to employees of the Nursing Home through the day prior to Closing.

                  7.4.2 Seller is entitled to receive and retain all Rent due under the Lease. Therefore, Rent will be prorated through the day of Closing based on Pre-Tax Income as of the day of Closing. Prorations will reflect actual paid rents and a pro rata portion of any accrued but unpaid Minimum Rent, Percentage Rent and additional charges through the Closing Date. Seller and Purchaser agree to adjust the proration required by this paragraph based on actual operations of the Nursing Home.

                  7.4.3 If any mistakes in any adjustments or prorations, or if any omissions in respect thereto, are discovered by either Purchaser or Seller subsequent to the date of Closing, Purchaser and Seller agree to adjust such items between themselves. Such prorations and payments shall be determined and made by Seller and Purchaser, in good faith, as soon as practicable after Closing, but in any event within forty-five
         (45) days after Closing.

         8. CASUALTY AND CONDEMNATION. Because Purchaser is currently lessee of the Nursing Home, all risk of loss of, or damage to, or destruction of, the Nursing Home (whether by fire, flood, tornado or other casualty, or by the exercise of the power of eminent domain, or otherwise) shall be borne by Purchaser and Seller pursuant to the terms of the Lease. However, this Agreement shall not terminate, and Purchaser shall not be released from its obligations hereunder unless under the terms of the Lease Purchaser has a right to terminate the Lease as a result of such casualty and destruction.

         9. NO BROKERS. Seller and Purchaser warrant and represent that there are and will be no brokers' or intermediaries' commissions or fees payable as a consequence of the sale and purchase of the Nursing Home and shall and do hereby indemnify, defend, and hold harmless each of the other from and against the claims, demands, actions, and judgments (including, without limitation, attorneys' fees and expenses incurred in defending any claims or in enforcing this indemnity) of any and all brokers, agents, and other intermediaries alleging a commission, fee or other payment to be owing by reason of any dealings, negotiations or communications with the indemnifying party in connection with this Agreement or the sale and purchase of the Nursing Home.


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10.  DEFENSE OF CLAIMS/INDEMNIFICATIONS.

     10.1 ACCESS TO NURSING HOME RECORDS. Subsequent to the Closing, Purchaser shall allow Seller and its agents and representatives reasonable access during regular business hours to the books and records and supporting material of the Nursing Home relating to any period prior to the Closing Date to the extent reasonably necessary to enable Seller to investigate and defend Claims (defined in Subsection 10.2), file or defend cost reports and tax returns and to perform similar investigations and data gathering functions. Purchaser agrees to maintain such books, records and other material comprising patient records and records of patient funds to the extent required by law.

     10.2 INDEMNIFICATION BY PURCHASER. If the Closing occurs, but not otherwise, Purchaser shall indemnify and hold Seller harmless and promptly defend Seller from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees and other legal costs and out-of-pocket expenses) ("Claim" or "Claims") which Seller may at any time suffer or incur, or become subject to, as a result of or in connection with:

          (a) any breach or inaccuracy of any of the representations and warranties or covenants of Purchaser made by Purchaser in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by Purchaser in accordance with the provisions of any Section hereof;

          (b) any failure by Purchaser to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Purchaser pursuant to this Agreement;

          (c) (i) the operation of the Nursing Home beginning on February 1, 1989, including claims for refunds of any overpayments allegedly made by third party payor programs or other liability under third party payor programs or by any patients, or other such Claims, or Claims by vendors, employees, etc., (ii) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Nursing Home since February 1, 1989, (iii) any use, misuse, non-use, condition, maintenance or repair, including violations of Legal Requirements since February 1, 1989,
     (iv) all liabilities and obligations of Seller, if any, to employees of the Nursing Home, including Employee Benefits, (v) all other liabilities and obligations of Seller for Project Expenses, Impositions and Legal Requirements, (vi) liens, claims, contracts and other agreements authorized by, approved or contracted for by Purchaser in its own name as lessee or in the name of Seller as owner of the Nursing Home, and (vii) any other matters for which Purchaser has indemnified Seller pursuant to Article 23 of the Lease; or


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          (d) any suit, action or other proceeding brought by any governmental authority or person to the extent arising out of, or to the extent in any way related to, any of the matters referred to in Paragraphs 10.2(a), 10.2(b) or 10.2(c) of this Agreement.

     10.3 INDEMNITY BY SELLER. If the Closing occurs, but not otherwise, Seller shall indemnify and hold Purchaser harmless and promptly defend from and against, and reimburse Purchaser for, any and all Claims which Purchaser may at any time suffer or incur, or become subject to, as a result of or in connection with:

          (a) any breach or inaccuracy of any representations, warranties or covenants of Seller made by Seller in or pursuant to this Agreement, or in any instrument, certificate or affidavit delivered by Seller in accordance with the provisions of any Section hereof;

          (b) any failure by Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and materials delivered by Seller pursuant to this Agreement;

          (c) any matters for which Seller has indemnified Purchaser pursuant to
     Article 23 of the Lease; or

          (d) any suit, action or other proceeding brought by any governmental authority or person arising out of, or in any way related to, any of the matters referred to in Paragraphs 10.3(a) or 10.3(b) of this Agreement.

     10.4 NOTIFICATION OF CLAIMS.

          10.4.1 If the Closing occurs, but not otherwise, a party entitled to be indemnified pursuant to Subsections 10.2 or 10.3 hereof (the "Indemnified Party") shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any Claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to the Indemnifying Party's right to defend in good faith third party Claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Section 10 within thirty (30) days after the receipt of written notice thereof from the Indemnified Party.

          10.4.2 If the Indemnified Party shall notify the Indemnifying Party of any Claim or demand pursuant to Paragraph 10.4.1, and if such Claim or demand relates to a Claim or demand asserted by a third party against the Indemnified Party which the Indemnifying Party acknowledges is a Claim or demand for which it must indemnify or hold harmless the Indemnified Party under Subsections 10.2 or 10.3

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     hereof, the Indemnifying Party shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend any such Claim or demand asserted against the Indemnified Party. The Indemnified Party shall cooperate in the defense of any such Claim or demand. The Indemnifying Party shall notify the Indemnified Party in writing, within thirty (30) days after the date of the notice of Claim given by the Indemnified Party to the Indemnifying Party under Paragraph 10.4.1 of its election to defend in good faith any such third party Claim or demand. The Indemnified Party shall not settle or compromise such Claim or demand: (i) so long as the Indemnifying Party is defending in good faith any such Claim or demand asserted by a third party against the Indemnified Party or (ii) without prior notice to the Indemnifying Party and the failure of the Indemnifying Party to take appropriate steps to continue a good faith defense of the Indemnified Party. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required for use in contesting any third party Claim or demand. Whether or not the Indemnifying Party elects to defend any such Claim or demand, the Indemnified Party shall have no obligations to do so.

     10.5 SURVIVAL. The provisions of this Section 10 shall survive Closing.

11.  DEFAULT/FAILURE TO CLOSE.

     11.1 SELLER'S DEFAULT. If the sale and purchase of the Nursing Home contemplated by this Agreement is not consummated on account of Seller's default hereunder, Purchaser may (i) seek a refund of the Earnest Money, to the extent paid, or (ii) seek specific performance of this Agreement. Anything to the contrary notwithstanding, none of Seller's partners, general or limited, shall have any personal liability to Purchaser for such breach or default beyond their interest in Seller.

     11.2 PURCHASER'S DEFAULT. If the sale and purchase of the Nursing Home contemplated by this Agreement is not consummated because of Purchaser's default, failure or refusal to perform hereunder, Seller shall be entitled, as its sole and exclusive remedy hereunder, as full and complete liquidated damages for such default of Purchaser, to payment of the Earnest Money, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser's default. Seller's receipt of the Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain such sums as full liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue Purchaser: (i) for specific performance of this Agreement, or (ii) to recover actual damages in excess of such sums. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller to seek or claim a refund of such sums (or any part thereof) on the grounds that such amount is unreasonable in amount and exceeds Seller's actual damages or that the retention of such sums by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.

     12.  CONDITIONS PRECEDENT.

          12.1 PURCHASER'S CONDITIONS.

               12.1.1 The representations and warranties of Seller set forth in
          Section 6 of this Agreement must be true and correct as of the Closing with the same effect as though made at that time, and Seller must have performed all obligations and complied with all covenants contained in this Agreement to be performed or complied with by it prior to or at Closing.

               12.1.2 Purchaser shall have entered into, effective as of the Closing Date, a driveway and parking lot lease (the "Driveway Lease") for an initial term of at least five (5) years with at least three (3) options to extend for five (5) years each with The France Stone Company ("Lessor") on substantially similar terms and conditions as are currently in effect in and pursuant to that certain Driveway and Parking Lot Lease by and between Lessor and Seller, dated March 27, 1989, and recorded in Deed Record 89-531D06, Lucas County, Ohio Records, as the same has been amended and extended to date (the "Existing Lease"). Purchaser shall use its best efforts to negotiate in good faith and to accept and enter into the Driveway Lease as set forth above if same is on reasonable terms and is comparable to the Existing Lease.

          12.2 SELLER'S CONDITION. The representations and warranties of Purchaser contained in this Agreement must be true and correct as of the Closing with the same effect as though made at that time, and Purchaser must have performed all obligations and complied with all covenants contained in this Agreement to be performed or complied with by it prior to or at Closing.

     13. TIME OF ESSENCE. Time is of the essence hereof.

     14. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of Ohio.

     15. NOTICES. Any notices, requests or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or over night courier service (by a national courier service such as Federal Express which maintains a record of receipt and delivery), confirmed facsimile or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as set forth below:

         To Seller:                 Cumberland Healthcare, L.P. I-C
                                    c/o RJ Health Properties, Inc.
                                    880 Carillon Parkway
                                    St. Petersburg, Florida 33716
                                    Attention:  Fred E. Whaley, President
                                    Facsimile No.:  (813) 573-8058

         With a copy to:            Roberts, Isaf & Summers
                                    Suite 1100, 500 Northpark Town Center
                                    1100 Abernathy Road, N.E.
                                    Atlanta, Georgia  30328
                                    Attention:  Fred T. Isaf, Esquire
                                    Facsimile No.:  (770) 393-1741

         To Purchaser:              Arbor Health Care Company
                                    1100 Shawnee Road
                                    Lima, Ohio  45805
                                    Attention:  Brad Roush, Esquire
                                    Facsimile No.:  (419) 221-3366

         Any such notice, request or other communication shall be considered given or delivered, as the case may be, on the date of hand, courier or facsimile delivery or on the third (3rd) day following deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, request or other communication. By giving at least five (5) days prior written notice thereof, any party may from time to time at any time change its mailing address hereunder.

         16. ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the sale of the Nursing Home and contains the sole and entire understanding between Seller and Purchaser with respect to the sale of Nursing Home; provided, however, that, except as set forth in Subsection 11.3 hereof, this Agreement does not alter, modify or amend the Lease. All promises, inducements, offers, letters of intent, solicitations, agreements, commitments, representations and warranties heretofore made between such parties are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written instrument executed by or on behalf of each of the parties to this Agreement.

         17. CAPTIONS.  All captions, heading, Section, Subsection,
Paragraph and Subparagraph numbers and letters and other reference numbers or letters are solely for the purpose of facilitating reference to this Agreement and shall not supplement, limit or otherwise vary in any respect to the text of this Agreement.

         18. SURVIVAL. All of the agreements, covenants and warranties made in Sections 7, 10 and 11 shall survive Closing and are and will be continuous and continuing. Other representations, warranties and covenants contained herein shall survive Closing and the transfer of title of the Property to Purchaser as contemplated hereunder for a period of two (2) years from the date of Closing.

         19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Furthermore, this Agreement may be executed by facsimile with original signatures following by mail.

         20. ASSIGNMENT. This Agreement and the rights, duties, interests and obligations of Purchaser hereunder may not be assigned by Purchaser without consent of Seller.

         21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         22. DATE FOR PERFORMANCE. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

         23. FURTHER ASSURANCES. Each party hereto agrees to make best efforts to cause the conditions to their obligations herein set forth to be satisfied at or prior to the Closing Date. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder. All parties will use their best efforts to effect an orderly transfer of ownership of the Nursing Home to Purchaser and to complete the transactions contemplated by this Agreement as promptly as practicable. Each party will promptly notify the other party of any information delivered to or obtained by such party which would prevent the consummation of the transactions contemplated by this Agreement or which would indicate a breach of the representations or warranties of any of the parties to this Agreement.





                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have duly signed, sealed, and delivered this Agreement.



                              SELLER:

                              CUMBERLAND HEALTHCARE, L.P. I-C, a Delaware limited partnership doing business in Ohio as CUMBERLAND HEALTHCARE, LIMITED PARTNERSHIP, I-C

                              By: Medical Investments Partners, a Florida General Partnership, Its General Partner

                                        By:       RJ Health Properties, Inc.,
                                                  Managing General Partner of
                                                  Medical Investments Partners


                                                  By:
                                                     -------------------------
                                                     Fred E. Whaley, President


                                                          [Corporate Seal]




                              PURCHASER:

                              ARBOR HEALTH CARE COMPANY, a Delaware corporation


                              By:
                                 ----------------------------------------------
                              Name:    Pier C. Borra
                                 ----------------------------------------------
                              Its:         President
                                 ----------------------------------------------



                                                 [Corporate Seal]

                                   EXHIBIT "A"
                                   -----------

                                THE NURSING HOME
                                ----------------

1.  Common Name of Facility and City Location:
    -----------------------------------------

    The Arbors at Waterville, formerly known as Hillcrest Care Center, 564 South River Road, Waterville, Ohio 43566

2.  A legal description of the Nursing Home appears on the following page(s).

                                   EXHIBIT "B"


1.        Taxes for all years subsequent to 1988.

2. All zoning laws, ordinances and regulations, municipal and county, and all governmental regulations of the use and occupancy of the Nursing Home.

3. Such state of facts or conditions as would be disclosed from a competent surveyor's accurate survey of the Nursing Home.

                                   EXHIBIT "C"
                                   -----------


                         EARNEST MONEY ESCROW AGREEMENT

                                                LTIC ESCROW No. E1458


         This is an ESCROW AGREEMENT, made the day and year written below, by and between: LAWYERS TITLE INSURANCE CORPORATION ("Escrow Agent"), and ARBOR HEALTH CARE COMPANY, a Delaware corporation ("Buyer"), and CUMBERLAND HEALTHCARE, L.P. I-C, a Delaware limited partnership doing business in Ohio as CUMBERLAND HEALTHCARE, LIMITED PARTNERSHIP, I-C ("Seller").

         Whereas Buyer and Seller are parties under a certain contract for the sale of certain real property known as Arbors at Waterville, Waterville, Ohio; and Whereas Buyer and Seller have requested Lawyers Title Insurance Corporation to act as Escrow Agent to hold the earnest money agreed to therein (hereafter "Deposit"), in accordance with the terms and provisions of this Earnest Money Escrow Agreement.

         Now, therefore, in consideration of the promises and undertakings herein made, and the proposed issuance of a title insurance policy (or policies) by Escrow Agent, it is agreed that:

1. Buyer and Seller hereby appoint Lawyers Title Insurance Corporation as Escrow Agent, hereunder; and the Deposit is hereby delivered to Escrow Agent, who by signing below acknowledges its receipt, in the form of a
         check, dated     , and payable to Escrow Agent, or wire transfer, in
         the amount of $5,000.00; such receipt is made subject to Conditions of Escrow incorporated herein and attached hereto. The Escrow Agent shall receive a fee in accordance with the Company's Schedule of Fees which will be for serving as Escrow Agent under this agreement, which fee shall be deducted from the Deposit when return of the Deposit is requested.

2. Escrow Agent SHALL HOLD THE DEPOSIT UNTIL WRITTEN RELEASE DISBURSEMENT INSTRUCTIONS ARE RECEIVED FROM BUYER AND SELLER.

3. Escrow Agent is hereby authorized to and directed to invest the Deposit in the name of Buyer by Lawyers Title Insurance Corporation as Escrow Agent as follows:

         a. Deposits will be invested in an FDIC Money Market Account at the discretion of Lawyers Title Insurance Corporation upon receipt of Lawyers Title's Investment of Escrow Funds form, unless otherwise requested.

         b. Other types of investment will be considered upon written request directed to the Company and subject to possible additional fees payable to the Escrow Agent as negotiated.

         c.       If no investment is requested, please check here           .
                                                                   ----------
4. Interest shall be payable at the time the Deposit is disbursed in accordance with the terms of the Escrow Agreement and written release/disbursement instructions.

5. All investments will be made in the regular course of business. To be entitled to same day investment (assuming good funds are provided), the Deposit must be received by noon; otherwise, such funds will be deposited on the next business day.

6. Escrow Agent shall have NO OBLIGATION TO INVEST the Deposit unless and until a satisfactory federal tax identification number is provided the Escrow Agent, in writing or in the space below:

         FEDERAL TAX I.D. NO. 34-1469604
                              ---------------------

7. The investment shall be subject to the rules, regulations, policies and procedures of said Depository.

         Agreed to this     day of                   , 19              .
                        ---        ------------------     -------------


                                    BUYER:       Arbor Health Care Company
                                              -------------------------------
                                    Address:     1100 Shawnee Road
                                              -------------------------------
                                                 Lima, Ohio 45805
                                              -------------------------------


LAWYERS TITLE INSURANCE
CORPORATION


By:






                                    SELLER:   Cumberland Healthcare, L.P. I-C
                                              -------------------------------
                                              c/o RJ Health Properties, Inc.
                                    Address:  880 Carillon Parkway
                                              -------------------------------
                                              St. Petersburg, FL 33716
                                              -------------------------------

                           INVESTMENT OF ESCROW FUNDS


                                                      Date:
                                                            -----------------

                                       Escrow File No.:     E 1458
                                                            -----------------


To:      Lawyers Title Insurance Corporation

         Subject to all of the terms of this instruction and the terms of the above captioned escrow agreement, you are authorized and directed to open and account in the customer name of Arbor Health Care Co., by Lawyers Title Insurance Corporation as Escrow Agent, in the amount of $ 5,000.00.

         This account shall be opened at (bank)_______________ in a (investment type)________________ . (If a depository institution preference has not been stated by the customer, Lawyers Title Insurance Corporation will designate the depository.)

         The investment shall be for a term beginning on ________________, and ending on_____________ . This investment, with any accrued interest, will not be renewed upon maturity unless other written instructions are received and authorized by the parties to this agreement.

         Interest or other income from this investment shall accrue for the account of the parties to be divided pursuant to the agreement of the parties at the close of escrow.

         All interest will accrue to and be reported to the Internal Revenue Service for the account of:

         Name:  Arbor Health Care Company
                ------------------------------------------------------------
         Address: 1100 Shawnee Rd., Lima, OH 45806
                ------------------------------------------------------------
         Phone:  (419) 227-3000
                ------------------------------------------------------------
         Tax ID or Social Security No:  34-1469604
                                       -------------------------------------

         Upon the depository's request, we will execute the appropriate Internal Revenue Service Documentation for the giving of taxpayer identification information relating to this account. We authorize Lawyers Title Insurance Corporation to execute that documentation upon our inability or refusal to do so.

         Lawyers Title Insurance Corporation shall not be responsible for any penalties, or loss of principal or interest or any delays in the withdrawal of the funds which may be imposed by the Depositor as a result of the making or redeeming of the investment pursuant to our instructions, nor shall Lawyers Title Insurance Corporation be liable for any loss or impairment of funds while those funds are in the course of collection or while those funds are on deposit in a financial institution if such a loss or impairment results from the failure, insolvency or suspension of the financial institution.

         The funds deposited herewith are not to be invested unless all parties to this escrow have agreed to this instruction in writing.


                             BUYER:    Arbor Health Care Company
                                     ------------------------------------------

                             SELLER:   Cumberland Healthcare, Ltd. Partnership
                                     ------------------------------------------



Accepted:
Lawyers Title Insurance Corporation


By:
    ----------------------

                              CONDITIONS OF ESCROW
                              --------------------

Escrow Agent accepts this undertaking subject to these Conditions of Escrow:

1. The Deposit may be processed for collection in the normal course of business by Escrow Agent, who may commingle funds received by it with escrow funds of others in its regular escrow account at Wachovia Bank of GA (hereafter the "Depository"). Escrow Agent shall not be accountable for any incidental benefit which may be attributable to the funds so deposited.

2. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository;

3.        Escrow Agent shall not be liable for loss or damage resulting from:

          a.        any good faith act or forbearance of Escrow Agent;
          b. any default, error, action or omission of any party other than Escrow Agent;
          c. any defect in the title to any property unless such loss is covered under a policy of title insurance issued by Escrow Agent;
          d. the expiration of any time limit or other delay which is not solely caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to Escrow Agent;
          e. the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to such writing;
          f. Escrow Agent's compliance with all attachments, writs, orders, judgments or other legal process issued out of any court;
          g. Escrow Agent's assertion or failure to assert any cause of action or defense in any judicial or administrative proceeding; or
          h. any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.

4. Escrow Agent shall be fully indemnified by the parties hereto for all its expenses, costs and reasonable attorney's fees incurred in connection with any interpleader action which Escrow Agent may file, in its sole discretion, to resolve any dispute as to the Depositor; or which may be filed against Escrow Agent. Such costs, expenses or attorney's fees, as well as the fees of Escrow Agent described below, may be deducted from the Deposit.

5. If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney's fees incurred by Escrow Agent in responding to such action, hearing or process may be deducted from the funds held hereunder, and the party/parties whose alleged acts are a basis for such proceedings shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.

6. The Company's fee for acting as Escrow Agent is shown on its Schedule of Escrow Services and Fees which is available upon request. These fees, which may be paid in advance or will be deducted from the account upon disbursement, are the joint and several obligation of each party to any agreement, sales contract or other writing forming the basis for this escrow undertaking.

                           ESCROW SERVICES AND CHARGES
                           ---------------------------

         If, and only if, title insurance is obtained or is to be obtained from Lawyers Title Insurance Corporation (LTIC) to insure a real estate transaction, LTIC is prepared to act as Escrow Agent to hold, invest and disburse Earnest Money, settlement funds, construction loan disbursements, tenant improvement loan disbursements, indemnity funds and other such funds or documents on behalf of the parties to the transaction.

         When LTIC is to serve as Escrow Agent, an escrow agreement (which may be included within a sales and purchase or loan agreement) must be approved and executed by all parties. The agreement must contain complete and explicit instructions as to the duties and obligations of the escrow agent and it must include the LTIC escrow "terms and conditions" set forth on the "Reverse Side" of the escrow agreement.

         In instances where LTIC is required by agreement to invest escrowed funds, the parties must agree in writing to the type and location of the investment. The named beneficiary of any interest earned must provide its Tax ID number before funds can be invested. Only "good funds" can be invested; therefore, checks or drafts must clear before being invested.

         Charges and fees for escrow services which are to be provided by LTIC are, in general, as follows (charges and fees may vary based on the complexity of duties, obligations and investment services provided by the escrow agent):

          1. There is a $150.00 minimum charge to establish and set-up each escrow.

          2. If funds are escrowed and multiple disbursements are to be made, there is an additional $50.00 charge for each disbursement after the first.

          3. If funds are to be invested by LTIC in an investment available through LTIC as approved by the parties, an additional investment charge of $100.00 per investment account will be made. Additional deposits can be made in an existing investment account for $50.00 per deposit.

         Any and all charges may be paid in advance or deducted from the escrow funds, if any, upon disbursement.

                                   EXHIBIT "D"
                                   -----------

                                   ASSIGNMENT
                                       AND
                              ASSUMPTION AGREEMENT


         This Assignment, made this 20th day of SEPTEMBER, 1996, by and between CUMBERLAND HEALTHCARE, L.P. I-C, a Delaware limited partnership doing business in Ohio as CUMBERLAND HEALTHCARE, LIMITED PARTNERSHIP, I-C, hereinafter referred to as "Seller", and ARBOR HEALTH CARE COMPANY, a Delaware corporation, hereinafter referred to as "Purchaser",

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated September 19, 1996 (the "Contract"), for the sale of that certain nursing home located in Waterville, Ohio and known as The Arbors at Waterville (the "Nursing Home"), which Contract provides for the sale, transfer and assignment by Seller of certain contracts and liabilities to Purchaser and the assumption thereof by Purchaser;

         NOW, THEREFORE, in consideration of the foregoing premises, the consideration set forth in the above referenced Contract and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Seller does hereby grant, bargain, sell, assign, transfer and convey unto Purchaser, its successors and assigns, all of Seller's right, title and interest in and to all of the unwritten leases and rental arrangements for space at the Nursing Home (the "Assumed Leases").


         Purchaser accepts the assignment of all of the Assumed Leases, and Purchaser does hereby assume and undertake to abide by the same according to their respective terms and conditions.

2. Seller does hereby grant, bargain, sell, assign, transfer and convey unto Purchaser, its successors and assigns, all of Seller's right, title and interest in and to all service contracts and other agreements, if any, affecting the Nursing Home (the "Assumed Contracts").

         Purchaser accepts assignment of the Assumed Contracts, and Purchaser does hereby assume and undertake to abide by the same according to their respective terms and conditions and to indemnify and hold Seller harmless against any claims or losses under such contracts and agreements.

3. Seller does hereby grant, bargain, sell, assign, transfer and convey unto Purchaser, its successors and assigns, all of Seller's right, title and interest in and to the following:

         (a) all licenses, permits and authorizations relating to the Nursing Home of which Seller is the beneficiary, but only to the extent that the same are assignable by law and contract; and

         (b) all rights of Seller to the use of the name "The Arbors at Waterville".

         TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, from and after the date hereof. This Assignment is made without warranty of any kind or nature and without recourse to Seller.










                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Seller and Purchaser have executed this instrument on the day and date first above written.



                              SELLER:

                              CUMBERLAND HEALTHCARE, L.P. I-C, a Delaware limited partnership doing business in Ohio as CUMBERLAND HEALTHCARE, LIMITED PARTNERSHIP, I-C

                              By: Medical Investments Partners, a Florida General Partnership, Its General Partner

                                        By:       RJ Health Properties, Inc.,
                                                  Managing General Partner of
                                                  Medical Investments Partners


                                                  By:
                                                      -------------------------
                                                      Fred E. Whaley, President

                                                         [Corporate Seal]


                              PURCHASER:

                              ARBOR HEALTH CARE COMPANY, a Delaware corporation


                              By:
                                 ----------------------------------------------
                              Name: Brad C. Roush
                                 ----------------------------------------------
                              Its: Secretary
                                 ----------------------------------------------


                                                 [Corporate Seal]

                                   EXHIBIT "E"
                                   -----------


                 MUTUAL RELEASE AND LEASE TERMINATION AGREEMENT


         THIS MUTUAL RELEASE AND LEASE TERMINATION AGREEMENT (the
"Agreement") is made and entered into as of the 20th day of September, 1996, by and between CUMBERLAND HEALTHCARE, L.P. I-C, a Delaware limited partnership doing business in Ohio as CUMBERLAND HEALTHCARE, LIMITED PARTNERSHIP, I-C ("Cumberland"), and ARBOR HEALTH CARE COMPANY, a Delaware corporation ("Arbor").

                              Background Statement
                              --------------------

         Arbor and Cumberland are parties to that certain Facility Lease (Hillcrest Facility), dated as of February 1, 1989, as amended by that certain First Amendment to the Facility Lease (Hillcrest Facility), dated November 15, 1991, effective as of January 1, 1991 (collectively, the "Lease").

         On SEPTEMBER 19, 1996, Arbor and Cumberland entered into a Purchase and Sale Agreement (the "Sale Agreement") for the purpose of Cumberland's sale to Arbor of the Nursing Home which is the subject of the Lease (the "Nursing Home"). Simultaneously herewith, Arbor and Cumberland closed the transactions contemplated by the Sale Agreement. At the Closing, Arbor and Cumberland executed and delivered certain documents, certificates and agreements as required by Subsection 7.2 of the Sale Agreement (the "Closing Documents").

         NOW, THEREFORE, for and in consideration of the transactions contemplated by the sale, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       1.
                                    Releases
                                    --------

         1.1 Cumberland, on behalf of itself and its successors and assigns, shall and does hereby irrevocably and completely release, acquit and forever discharge Arbor and its officers, directors, shareholders and employees (and their respective successors and assigns), from any and all claims, actions, cause or causes of action, damages, demands, costs, expenses, attorneys' fees, compensation, suits (in law or in equity), debts, contracts, agreements, promises, obligations and liabilities, of any nature, known or unknown, fixed or contingent (collectively "Claims"), which Cumberland ever had, now has or which Cumberland or its heirs, legal representatives, successors or assigns can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to (and including) the date of this Agreement arising out of or in any way relating to the Lease and/or the Nursing Home, EXCLUDING HOWEVER, any Claims arising out of, pursuant to or relating to the Sale Agreement (including specifically Article 10 thereof which includes an indemnity with respect to certain matters pertaining to the Lease and Nursing Home) and/or the Closing Documents.

         1.2 Arbor, on behalf of itself and its successors and assigns, shall and does hereby irrevocably and completely release, acquit and forever discharge Cumberland, its general partners and its partners (and each of them) and their respective officers, directors, shareholders, employees, trustees, beneficiaries, fiduciaries and parent and subsidiary corporations (direct and indirect) (and their respective successors and assigns), from any and all claims, actions, cause or causes of action, damages, demands, costs, expenses, attorneys' fees, compensation, suits (in law or in equity), debts, contracts, agreements, promises, obligations and liabilities, of any nature, known or unknown, fixed or contingent ("Claims"), which Arbor ever had, now has or which Arbor or its successors or assigns can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to (and including) the date of this Agreement arising out of or in any way relating to the Lease and/or the Nursing Home, EXCLUDING HOWEVER any Claim arising out of, or pursuant to, or relating to the Sale Agreement and/or the Closing Documents.

                                       2.
                              Termination of Lease
                              --------------------

         2.1 Cumberland and Arbor hereby agree that the Lease is hereby terminated.

                                       3.
                                Scope of Releases
                                -----------------

         3.1 All references to officers, directors, shareholders, employees, trustees, beneficiaries and fiduciaries in Section 1 shall be deemed to include, without limitation, former officers, directors, shareholders, employees, trustees, beneficiaries and fiduciaries. With respect to Cumberland, the scope of the above releases shall also extend to the partners (including former partners) of Cumberland.

         3.2 Specifically and expressly exempt from the scope of the above releases are (i) the rights, duties, liabilities and obligations of the parties hereto under this Agreement, (ii) the rights, duties, liabilities and obligations of the parties hereto under the Sale Agreement, and (iii) the rights, duties, liabilities and obligations of the parties under the Closing Documents.

         3.3 Each of the parties hereto represents to the other party that it has not transferred, assigned or conveyed any claim or cause of action referenced in Section 1 and that it shall not in the future transfer, assign or convey any such claims or causes of action and that all such claims and causes of action are free and clear of any liens or other encumbrances.

                                       4.
                           Compromise Not An Admission
                           ---------------------------

         4.1 This Agreement is being entered into for the purpose of avoiding the burden and inconvenience and expense of disputes and potential litigation between the parties hereto and shall

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



not be construed as or be deemed to be an admission or concession by any party as to the merits of any claim or defense, or of any wrongdoing, liability or culpability in any way. Without limiting the generality of the foregoing, the Background Statement contained herein is provided for the limited purpose of defining terms used herein and shall not be construed as or be deemed to be an admission of any fact or circumstance. This Agreement shall not be admissible in evidence or used in any way in any suit, arbitration or other legal proceeding between the parties hereto (or any of them), except in a suit, arbitration or other legal proceeding to enforce the terms of this Agreement (by way of claim, counterclaim, crossclaim, third party claim or defense).

                                       5.
                                  Miscellaneous
                                  -------------

         5.1 This Agreement, the Sale Agreement and the Closing Documents contain the entire agreement and understanding concerning the subject matter hereof between the parties hereto and there are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written, between the parties hereto with respect to the subject matter hereof other than those set forth herein. This Agreement may not be modified or amended, except by a writing executed by all of the parties hereto.

         5.2 Failure by any party to enforce any right granted by this Agreement shall not constitute a waiver of such right. A waiver of any provision of this Agreement shall not constitute a waiver of any other provision. No waiver shall be effective unless it is in writing executed by the waiving party.

         5.3 This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

         5.4 All captions, headings, section and subsection numbers and letters and other reference numbers or letters are solely for the purpose of facilitating reference to this Agreement and shall not supplement, limit or otherwise vary in any respect the text of this Agreement. All references to sections or subsections shall be deemed to refer to the appropriate section or subsection of this Agreement. Unless otherwise specified in this Agreement, the terms "herein", "hereof", "hereunder", and other terms of like or similar import, shall be deemed to refer to this Agreement as a whole, and not to any particular section or subsection hereof. The word "including" shall mean including without limitation.

         5.5 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         5.6 Each of the parties hereto has participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         5.7 Each party to this Agreement represents and has been counseled independently by its attorney concerning the meaning and legal effect of the terms of this Agreement. After such counseling, each party represents that it fully understands this Agreement and its terms, and, with this full understanding, voluntarily enters into this Agreement as evidenced by its signature below. Each of the parties hereto hereby further acknowledges and agrees (i) that the releases and covenants not to sue set forth in this Agreement are being voluntarily and knowingly given by each of the parties hereto without fraud, duress, undue influence or coercion of any kind exerted by any of the other parties or any other person or entity, (ii) that the decision of each of the parties to provide the releases and covenants not to sue set forth herein were made after consultation by each of the parties with their own legal counsel and, except as expressly set forth herein, was not in any way induced or based upon any representations of other parties concerning the value of the consideration given, the existence or non-existence of any fact, or any other matter whatsoever, and (iii) that each party hereto hereby assumes the risk of any and all mistakes involved in providing the other parties with the releases and covenants not to sue set forth in this Agreement. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT IS IRREVOCABLE, BINDING AND FINAL.

         5.8 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.


                                      6.
                           Post-Closing Obligations
                           ------------------------
         6.1 In accordance with Paragraph 7.4.3 of the Sale Agreement, Cumberland and Arbor hereby agree to re-prorate Rent (as defined in the Lease and the Sale Agreement) on or before October 20, 1996, and, in addition, agree to simultaneously pay the fees of Cumberland's attorneys (Roberts, Isaf & Summers of Atlanta, Georgia) in the amount of Ten Thousand Dollars ($10,000).

         6.2 Upon a final accounting of all Rent as set forth above, Cumberland agrees to terminate or cause the termination of any letter(s) of credit issued in favor of Cumberland pursuant to the provisions of Article 21 of the Lease and existing as of the date of such final proration.

         6.3 Upon the execution by Arbor of the Driveway Lease (as described and defined in Paragraph 12.1.2 of the Sale Agreement), Cumberland shall enter into a termination of the Existing Lease (as described and defined in Paragraph
12.1.2 of the Sale Agreement).


                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement under seal as of the day and year first above written.



                              SELLER:

                              CUMBERLAND HEALTHCARE, L.P. I-C, a Delaware limited partnership doing business in Ohio as CUMBERLAND HEALTHCARE, LIMITED PARTNERSHIP, I-C

                              By: Medical Investments Partners, a Florida General Partnership, Its General Partner

                                        By:       RJ Health Properties, Inc.,
                                                  Managing General Partner of
                                                  Medical Investments Partners


                                                  By:
                                                     -------------------------
                                                     Fred E. Whaley, President



                                                         [Corporate Seal]




                              PURCHASER:

                              ARBOR HEALTH CARE COMPANY, a Delaware corporation


                              By:
                                   -------------------------------------------
                              Name:     Pier C. Borra
                                   -------------------------------------------
                              Its:          President
                                   -------------------------------------------


                                                 [Corporate Seal]



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